Third Quarter 2018 Investor Presentation November 7, 2018

Safe Harbor Statement We make forward-looking statements in this presentation that are subject to risks and uncertainties.  These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives.  When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements.  Statements regarding the following subjects, among others, may be forward- looking: our business and investment strategy; our projected operating results; our ability to obtain financing arrangements; financing and advance rates for MBS and our potential target assets; our expected leverage; general volatility of the securities markets in which we invest and the market price of our common stock; our expected investments; interest rate mismatches between MBS and our potential target assets and our borrowings used to fund such investments; changes in interest rates and the market value of MBS and our potential target assets; changes in prepayment rates on Agency MBS and Non-Agency MBS; effects of hedging instruments on MBS and our potential target assets; rates of default or decreased recovery rates on our potential target assets; the degree to which any hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of investment opportunities in mortgage-related, real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy. The forward-looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us.  You should not place undue reliance on these forward-looking statements.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us.  Some of these factors are described in our filings with the SEC under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business."  If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made.  New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us.  Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation is not an offer to sell securities nor a solicitation of an offer to buy securities in any jurisdiction where the offer and sale is not permitted. 1

Third Quarter 2018 WMC Earnings Call Presenters Jennifer W. Murphy Lisa Meyer Anup Agarwal Chief Executive Officer & Chief Financial Officer & Chief Investment Officer President Treasurer 2

Overview of Western Asset Mortgage Capital Corporation Western Asset Mortgage Capital Corporation (“WMC”) is a public REIT that benefits from the leading fixed income management capabilities of Western Asset Management Company LLC ("Western Asset") One of the largest U.S. fixed income asset managers with AUM of $421 billion(1) • Structured Product AUM of $71.9 billion, of which $36.1 billion is invested in Agency RMBS and $35.8 billion in Non-Agency RMBS, CMBS, and ABS(1) Senior investment team members have worked together for more than 12 years Extensive mortgage investing track record Publicly traded diversified mortgage REIT positioned to capture attractive current and long-term investment opportunities in the mortgage market Completed Initial Public Offering in May 2012 Please refer to page 17 for footnote disclosures. 3

Corporate Overview ▪ WMC is a diversified mortgage finance REIT supported by the deep investment experience of the mortgage and asset-backed investment and risk management teams of Western Asset, a leading global fixed income manager. ▪ Western Asset's depth and breadth of fixed income expertise, comprehensive platform, and global institutional relationships provide WMC key advantages: * Best-in-class portfolio and risk management capabilities; * Access to investment opportunities and financing relationships and terms reflective of Western Asset's global platform with over $400 billion AUM; * Operational excellence and efficiencies; and * Highest standards of financial reporting, disclosure and transparency. ▪ WMC has built a diversified portfolio of residential and commercial assets including MBS and whole loans with the objective of generating strong returns while preserving book value. ▪ WMC has paid a consistent dividend for 10 quarters, reflecting a philosophy of delivering a sustainable dividend that is supported by the core earnings of our portfolio. 4

Third Quarter Financial Highlights ▪ September 30, 2018 book value per share of $11.13, net of third quarter common dividend of $0.31 declared on September 17, 2018. ▪ GAAP net income of $20.9 million, or $0.50 per basic and diluted common share. ▪ Core earnings plus drop income of $13.8 million(4), or $0.33 per basic and diluted common share. ▪ Economic return on book value was 3.1%(3) for the quarter. ▪ 2.06%(6) annualized net interest margin on our investment portfolio. ▪ 6.7x leverage excluding securitized debt as of September 30, 2018 (8.8x leverage with securitized debt). ▪ $67.8 million common equity raised during the quarter, net of offering cost ▪ Acquired $579.8 million of credit sensitive assets, consisting of, * $375.3 million in Residential Whole Loans * $81.4 million in Residential Bridge Loans * $94.3 million in Commercial Loans * $28.8 million in Non-Agency CMBS Please refer to page 17 for footnote disclosures. 5

Recent Performance Book Value Economic Return (3) $12.00 6.0% $10.00 $8.00 4.0% $6.00 $11.15 $11.37 $11.10 $11.13 5.3% 4.8% $4.00 2.0% 3.1% $2.00 0.4% $0.00 0.0% Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Dividend Per Share Core Earnings Plus Drop Income Per Share (4) $0.35 $0.40 $0.30 $0.35 $0.25 $0.30 $0.25 $0.20 $0.20 $0.15 $0.31 $0.31 $0.31 $0.31 $0.34 $0.36 $0.33 $0.15 $0.31 $0.10 $0.10 $0.05 $0.05 $0.00 $0.00 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Please refer to page 17 for footnote disclosures. 6

Portfolio Composition Agency RMBS 1.9% Total Investment Portfolio ($ in millions) 5.1% Agency CMBS September 30, 2018 Non-Agency RMBS Agency RMBS $ 405 13.1% Agency CMBS 2,070 39.8% Non-Agency CMBS Non-Agency RMBS 99 Residential Whole-Loans 4.8% Non-Agency CMBS 267 Residential Bridge Loans Residential Whole-Loans 684 (12) Residential Bridge Loans(12) 249 (2) Securitized Commercial Securitized Commercial Loans 1,191 Loans(2) Commercial Loans 144 22.9% Commercial Loans Other Securities(10) 93 7.8% 1.8% Other Securities(10) Total $ 5,202 2.8% Total Select Sector Categories Agency Portfolio Non-Agency Portfolio & Other Securities Loan Portfolio 83.4% 58.2% 52.5% 11.0% 20.2% 15.6% 3.4% 30.2% 0.8% 18.2% 6.3% 0.2% Non-Agency RMBS Residential Whole Loans Agency CMBS Non-Agency RMBS IO and IIOs Residential Bridge Loans Agency RMBS 30-Year and 40-Year Non-Agency CMBS Securitized Commercial Loans Agency RMBS IO & IIO ABS and GSE CRT Securities Commercial Loan Agency CMBS IO & IIO 7 Please refer to page 17 for footnote disclosures.

Income Attribution[5]

For the Three Months Ended September 30, 2018

(in thousands except per share data)

	Agency CMBS	Agency RMBS	Non-Agency CMBS	Non-Agency RMBS	Residential Whole-Loans	Residential Bride Loans[12]	Other Investments[10]	Commercial Loans	Securitized Commercial Loans[14]	Total
Interest Income[15]	$ 13,559	$ 3,581	6,848	$ 1,604	$ 4,743	$ 4,786	$ 2,011	$ 2,131	$ 15,410	$ 54,673
Interest expense[7]	(10,318)	(2,674)	(2,562)	(807)	(3,528)	(3,436)	(643)	(498)	(14,051)	(38,517)
Net interest rate swap interest income[8]	1,442	338	72	106	—	—	4	—	—	1,962
Net Interest Income	4,683	1,245	4,358	903	1,215	1,350	1,372	1,633	1,359	18,118
Realized gain/(loss) on investments	(25,640)	—	(301)	—	—	—	1,712	—	—	(24,229)
Unrealized gain/ (loss) on investments[16]	16,001	(4,997)	5,113	(16)	(1,474)	(849)	(1,526)	(575)	282	11,959
Securitized debt unrealized gain/(loss)	—	—	—	—	—	—	—	—	414	414
Gain (loss) on derivative instruments, net[13]	17,598	4,124	887	1,294	—	—	(526)	—	—	23,377
OTTI[9]	(110)	(384)	(2,054)	(158)	—	—	—	—	—	(2,706)
Portfolio Income (loss)	$ 12,532	$ (12)	$ 8,002	$ 2,023	$ (259)	$ 501	$ 1,032	$ 1,058	$ 2,055	$ 26,933
BV Per Share Increase (Decrease)	**$ 0.26**	**$ —**	**$ 0.17**	**$ 0.04**	**$ (0.01)**	**$ 0.01**	**$ 0.02**	**$ 0.02**	**$ 0.04**	**$ 0.55**

	per share
Beginning book value	**$ 11.10**
Portfolio Income[5]	0.55
Stock issue discount	(0.03)
Underwriter's commissions and offering costs	(0.06)
Operating expenses and G&A	(0.12)
Dividends	(0.31)
Ending book value	**11.13**

Please refer to page 17 for footnote disclosures.

8

Western Asset Mortgage Capital Corp.

Adjusted* Portfolio Composition Agency RMBS Total Investment Portfolio ($ in millions) September 30, 2018 50.7% Agency CMBS 2.4% Agency RMBS $ 405 Non-Agency RMBS Agency CMBS 2,070 8.3% Non-Agency CMBS Non-Agency RMBS 99 Non-Agency CMBS 339 Residential Whole- Loans Residential Whole-Loans 684 (12) Residential Bridge Loans 249 Residential Bridge Commercial Loans 144 16.8% Loans (10) Other Securities 93 Commercial loans 9.9% Total $ 4,083 6.1% 2.3% Other securities 3.5% *Excludes consolidation of VIE Trusts required under GAAP Select Sector Categories Agency Portfolio Non-Agency & Other Securities Portfolio Loans Portfolio 83.4% 63.9% 63.5% 23.1% 17.5% 15.6% 0.2% 2.9% 13.4% 0.8% 15.7% Agency CMBS Non-Agency RMBS Residential Whole Loans Agency RMBS 30-Year and 40-Year Non-Agency RMBS IO and IIOs Residential Bridge Loans Agency RMBS IO & IIO Non-Agency CMBS Commercial Loan Agency CMBS IO & IIO ABS and GSE CRT Securities 9 Please refer to page 17 for footnote disclosures.

Adjusted* Portfolio Income Attribution[5]

For the Three Months Ended September 30, 2018

(in thousands except per share data)

	Agency CMBS	Agency RMBS	Non-Agency CMBS	Non-Agency RMBS	Residential Whole-Loans	Residential Bride Loans[12]	Other Investments[10]	Commercial Loans	Total
Interest Income[15]	$ 13,559	$ 3,581	8,986	$ 1,604	$ 4,743	$ 4,786	$ 2,011	$ 2,131	$ 41,402
Interest expense[7][19]	(10,318)	(2,674)	(2,639)	(807)	(3,528)	(3,436)	(643)	(498)	(24,543)
Net interest rate swap interest income[8]	1,442	338	72	106	—	—	4	—	1,962
Net Interest Income	4,683	1,245	6,420	903	1,215	1,350	1,372	1,633	18,821
Realized gain/(loss) on investments	(25,640)	—	(301)	—	—	—	1,712	—	(24,229)
Unrealized gain/ (loss) on investments[16]	16,001	(4,997)	5,105	(16)	(1,474)	(849)	(1,526)	(575)	11,669
Gain (loss) on derivative instruments, net[13]	17,598	4,124	887	1,294	—	—	(526)	—	23,377
OTTI[9]	(110)	(384)	(2,054)	(158)	—	—	—	—	(2,706)
Portfolio Income (loss)	**$ 12,532**	**$ (12)**	**$ 10,056**	**$ 2,023**	**$ (259)**	**$ 501**	**$ 1,032**	**$ 1,058**	**$ 26,933**
BV Per Share Increase (Decrease)	**$ 0.26**	**$ —**	**$ 0.21**	**$ 0.04**	**$ (0.01)**	**$ 0.01**	**$ 0.02**	**$ 0.02**	**$ 0.55**
Beginning book value									**$ 11.10**
Portfolio Income[5]									0.55
Stock issue discount									(0.03)
Underwriter's commissions and offering costs									(0.06)
Operating expenses and G&A									(0.12)
Dividends									(0.31)
Ending book value									$ 11.13

***Excludes the securitized commercial loan and debt from the consolidation of VIE trusts required under GAAP. Reflects only our interest in the Non-Agency CMBS security that was acquired.**

Please refer to page 17 for footnote disclosures.

10

Western Asset Mortgage Capital Corp.

Financing Summary ▪ Master repurchase agreements with 28 counterparties. ▪ Outstanding borrowings with 16 counterparties. ▪ Capacity in excess of our current needs. Portfolio Financing September 30, 2018 ($ in thousands) Weighted Average Weighted Average Outstanding Interest Rate Interest Remaining Days to Repurchase Agreements Amounts Rate Maturity Agency RMBS $ 393,486 2.39% 60 Agency CMBS 1,833,352 2.36% 62 Non-Agency RMBS 71,117 3.70% 31 Non-Agency CMBS 212,282 3.79% 48 Residential Whole-Loans 585,178 3.65% 35 Residential Bridge Loans 216,917 4.37% 26 Securitized Commercial Loan 7,599 3.99% 12 Commercial Loans 87,567 4.33% 27 Other Securities (10) 61,821 3.86% 29 Total/Wtd Avg $ 3,469,319 2.90% 52 11 Please refer to page 17 for footnote disclosures.

(11) Hedging Summary Fixed Pay Interest Rate Swaps ($ in millions – as of September 30, 2018) Avg. Fixed Pay Avg. Floating Average Maturity Maturity Notional Amount Rate Receive Rate (Years) Forward Starting Less than 1 Year $ 400 1.5% 2.3% 0.8 —% 1 Year to 3 Years 200 1.8% 2.3% 1.7 —% 3 Years to 5 Years 1,165 2.4% 2.3% 4.1 —% >5 Years 2,065 2.7% 2.3% 10.2 29.0% Total Fixed Pay Rate $ 3,830 2.4% 2.3% 6.9 15.6% Our fixed pay interest rate swaps are comprised of: ▪ $3.2 billion notional value of pay-fixed interest rate swaps, and ▪ Forward starting swap of $599.3 million (approximately 2.6 month forward), which has a maturity of December 20, 2028. Variable Pay Interest Rate Swaps ($ in millions – as of September 30, 2018) Average  Variable Pay Average Fixed Average Maturity Maturity Notional Amount Rate Receive Rate (Years) Forward Starting Greater than 5 years $ 482 2.3% 2.4% 8.6 —% Total Variable Pay Rate $ 482 2.3% 2.4% 8.6 —% 12 Please refer to page 17 for footnote disclosures.

Duration as of September 30, 2018 Agency Holdings Key Rate Duration Contribution Total 6-months 2-Year 5-Year 10-Year 20-Year 30-Year Agency IO/IIO 0.04 0.02 0.02 Agency RMBS 0.63 0.01 0.04 0.11 0.22 0.19 0.06 Agency CMBS 3.54 0.01 0.05 0.76 2.65 0.07 — Swaps and Futures (4.73) 0.08 (0.66) (0.72) (3.15) (0.28) — Repo (0.11) (0.11) Total (0.63) 0.01 (0.55) 0.15 (0.28) (0.02) 0.06 ▪ Net Duration of the Agency RMBS and Agency CMBS portfolio: (0.63) years. 13 Please refer to page 17 for footnote disclosures.

2019 Macroeconomic Outlook Base case is for steady economic growth, where spread sectors are likely to outperform. ▪ U.S. growth and inflation will moderate ▪ Spread sectors should outperform ▪ Consumer and housing fundamentals remain at historically attractive levels ▪ We expect elevated volatility in the near-term due to US policy uncertainties including trade wars and global political developments ▪ Global growth and inflation will moderate 14

Portfolio View Credit sensitive mortgage sectors have performed relatively well and are expected to continue to offer attractive returns. We expect to continue increasing credit sensitive mortgages. We remain constructive for agency commercial spreads. ▪ Residential Whole-loans continue to perform in-line with our expectations. * We expect the residential Non-QM, bridge and commercial loans to be the largest growth area. ▪ Commercial mezzanine loans opportunities continue to offer attractive risk-reward opportunities. 15

Target Investment Opportunities ▪ Strategic partnerships with seasoned originators. ▪ Short-term non owner occupied single or multi-unit residences. ▪ Attractive unlevered net yield of 7-8%. Residential Bridge Loans ▪ Average loan sizes approximately $250,000. ▪ Target loan to value of 85% based on "as is" appraised value. • Single asset single borrower commercial loans. ▪ Invest in deals where our manager has an opportunity to negotiate deal structure and covenants. Commercial Loans ▪ Attractive yields of Libor plus 600-900 bps. ▪ Target floating rate assets and short term deals. ▪ Multifamily residential loans guaranteed by Fannie Mae and Freddie Mac. ▪ Outstanding balance of more than $400 billion with annual issuance in excess of $40 billion. Agency CMBS ▪ Prepayment protection in the form of defeasance, yield maintenance or points. ▪ Interest only securities receive the prepayment penalties. ▪ Principal bearing bonds have soft bullets and tight windows for principal payment. • Strategic partnerships with seasoned originators. ▪ Mainly 3/1, 5/1, and 7/1 ARM loans. Non-Qualifying ▪ Coupon between 4%-6%. Mortgages ▪ Target loan to value below 80%. 16

Footnotes (1) As of September 30, 2018. (2) In March 2018, the Company acquired a $67.8 million Non-Agency CMBS security which resulted in the consolidation of a variable interest entity and the recording of a $1.4 billion securitized commercial loan and $1.3 billion of securitized debt. (3) Economic return, for any period, is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value. (4) Core earnings is a non-GAAP measures which includes the cost of interest rate swaps and interest income on IOs and IIOs classified as derivatives. Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statement of operations, but is not included in core earnings. Drop income was approximately $1.1 million for the three months ended September 30, 2018. (5) Non-GAAP measure which includes net interest margin (as defined in footnote 6), realized and unrealized gains or losses in the portfolio and other than temporary impairment. (6) Non-GAAP measures which include interest income, interest expense, the cost of interest rate swaps and interest income on IOs and IIOs classified as derivatives, and are weighted averages for the quarter ended September 30, 2018. Excludes the net income from the consolidation of VIE Trusts required under GAAP. (7) Convertible senior notes interest expense has been allocated based on deployment of proceeds from October 2017 through May 2018. (8) Net interest rate swaps interest income have been allocated based on average duration contribution. (9) Includes other than temporary impairments on IO's and IIO's accounted for as derivatives. (10) Other investments include ABS and GSE Credit Risk Transfer securities. (11) While we use hedging strategies as part of our overall portfolio management, these strategies are not designed to eliminate all risks in the portfolio. There can be no assurance as to the level or effectiveness of these strategies. (12) The bridge loans acquired prior to October 25, 2017 are carried at amortized costs, since we did not elect the fair value option for these loans. For the bridge loans acquired subsequent to October, 25, 2017, we elected the fair value option to be consistent with the accounting of other investments. Accordingly, the carrying amount of the bridge loans as of September 30, 2018 includes $234.7 million of residential bridge loans carried at fair value and $14.7 million of residential bridge loans carried at amortized costs. (13) Gain (loss) on derivative instruments, net, has been allocated based average duration contribution (excluding cost of hedging and gains or losses on IO's and IIO's accounted for as derivatives). (14) The portfolio income attribution for securitized commercial loan is presented on an unconsolidated basis. (15) Non-GAAP measure which includes interest income on IO's and IIO's accounted for as derivatives and other income and expense of $212 thousand. (16) Non-GAAP measure which includes net unrealized losses of $755 thousand on IO's and IIO's accounted for as derivatives. 17

Supplemental Information

Book Value Roll Forward Amounts in 000's Per Share Book Value at June 30, 2018 $ 461,791 $ 11.10 Issuance of 6,500,000 shares of common stock, including treasury shares 72,150 — Stock issue discount (1,625) (0.03) Underwriter's commissions and offering costs (2,707) (0.06) Common dividend (14,916) (0.31) 514,693 10.70 Portfolio Income Net interest margin (6) 18,821 0.39 Net realized gain (loss) on investments and derivatives 5,255 0.10 Unrealized gain (loss) on investments and derivatives 5,563 0.12 Other than temporary impairment (9) (2,706) (0.06) Net portfolio income 26,933 0.55 Operating expenses (3,893) (0.08) General and administrative expenses, excluding equity based compensation (1,882) (0.04) Provision for taxes (206) — Book Value at September 30, 2018 $ 535,645 $ 11.13 18 Please refer to page 17 for footnote disclosures.

Portfolio Composition as of September 30, 2018 (Continued) Adjusted Credit Sensitive Portfolio * ($ in millions) Principal Balance Amortized Costs Fair Value Net Weighted Net Weighted Average Coupon Average Yield Non-Agency RMBS $ 113.6 $ 79.6 $ 83.4 4.4% 5.8% Non-Agency RMBS IOs and IIOs — 15.7 15.5 0.5% 12.1% Non-Agency CMBS 394.0 340.0 338.8 6.9% 9.5% Residential Whole Loans 674.8 682.9 684.5 4.9% 5.0% Residential Bridge Loans 249.2 250.2 249.2 9.1% 8.3% Commercial Loans 144.8 144.1 144.0 7.3% 7.4% Other Securities(1) 71.4 82.3 92.5 9.0% 10.0% $ 1,647.8 $ 1,594.8 $ 1,607.9 4.4% 7.1% (1) Other Securities includes GSE Credit Risk Transfer securities and ABS. Commercial Loans: 9.0% Other Securities: 5.7% Residential Bridge Loans: Non-Agency RMBS: 5.2% 15.5% Non-Agency RMBS IO and IIOs: 0.9% Non-Agency CMBS: 21.1% Residential Whole Loans: 42.6% *Excludes consolidation of VIE Trusts required under GAAP 19

WMC Returns as of September 30, 2018 Economic Return(1) Total Stock Return(2) 3 Years 5/5/12 to 3 Years 5/5/12 to QTD YTD Ended 9/30/2018 QTD YTD Ended 9/30/2018 3.1% 8.2% 15.1% 36.8% (0.9)% 10.1% 12.2% 31.3% (1) Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value. (2) Total Stock return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in stock price during the period and dividing by the beginning stock price. 20

Contact Information Western Asset Mortgage Capital Corporation c/o Financial Profiles, Inc. 11601 Wilshire Blvd., Suite 1920 Los Angeles, CA 90025 www.westernassetmcc.com Investor Relations Contact: Larry Clark Tel: (310) 622-8223 lclark@finprofiles.com